EXHIBIT 4.1





                _________________________________


                    FIRSTFED FINANCIAL CORP.


                               and


                  HARRIS TRUST AND SAVINGS BANK
                          Rights Agent



                _________________________________


              Amended and Restated Rights Agreement

                    Dated as of June 25, 1998

                _________________________________

                        TABLE OF CONTENTS

                                                                Page

  Section 1.   Certain Definitions............................    2
  Section 2.   Appointment of Rights Agent....................    6
  Section 3.   Issue of Rights Certificates...................    7
  Section 4.   Form of Rights Certificates....................    9
  Section 5.   Countersignature and Registration..............    10
  Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost
               or Stolen Rights Certificates..................    11
  Section 7.   Exercise of Rights; Purchase Price; Expiration
               Date of Rights.................................    12
  Section 8.   Cancellation and Destruction of Rights
               Certificates...................................    15
  Section 9.   Reservation and Availability of Preferred Stock    16
  Section 10.  Preferred Stock Record Date....................    17
  Section 11.  Adjustment of Purchase Price, Number and Kind
               of Shares or Number of Rights..................    18
  Section 12.  Certificate of Adjusted Purchase Price or
               Number of Shares...............................    29
  Section 13.  Consolidation, Merger or Sale or Transfer of
               Assets or Earning Power........................    29
  Section 14.  Additional Covenants...........................    33
  Section 15.  Fractional Rights and Fractional Shares........    34
  Section 16.  Rights of Action...............................    36
  Section 17.  Agreement of Rights Holders ...................    36
  Section 18.  Rights Certificate Holder Not Deemed a
               Stockholder....................................    37
  Section 19.  Concerning the Rights Agent....................    38
  Section 20.  Merger or Consolidation or Change of Name of
               Rights Agent...................................    39
  Section 21.  Duties of Rights Agent.........................    40
  Section 22.  Change of Rights Agent.........................    43
  Section 23.  Issuance of New Rights Certificates............    44
  Section 24.  Redemption and Termination.....................    45
  Section 25.  Exchange.......................................    47
  Section 26.  Notice of Certain Events.......................    49
  Section 27.  Notices........................................    50
  Section 28.  Supplements and Amendments.....................    51
  Section 29.  Determination and Actions by the Board of
               Directors, etc.................................    52
  Section 30.  Successors.....................................    52
  Section 31.  Benefits of this Agreement.....................    53
  Section 32.  Governing Law..................................    53
  Section 34.  Counterparts...................................    53
  Section 35.  Descriptive Headings...........................    53

  Exhibit A -  Form of Amended Certificate of Designation of
               Series A Preferred Stock                           A-1

  Exhibit B -  Form of Rights Certificate                         B-1

  Exhibit C -  Form of Summary of Rights                          C-1

               DEFINED TERM CROSS REFERENCE SHEET


Acquiring Person.....................................Section 1(a)
Act..................................................Section 1(b)
Adjusted Number of Shares......................Section 11(a)(iii)
Adjusted Purchase Price........................Section 11(a)(iii)
Adjustment Shares...............................Section 11(a)(ii)
Affiliate............................................Section 1(c)
Appointment of Rights Agent.............................Section 2
Associate............................................Section 1(c)
Beneficial Owner.....................................Section 1(d)
Beneficially Own.................................Section 1(d)(ii)
Business Day.........................................Section 1(e)
Capital Stock Equivalent.......................Section 11(a)(iii)
Close of Business....................................Section 1(f)
Common Stock.........................................Section 1(g)
Company...................................................Preface
Current Market Price.............................Section 11(d)(i)
Disinterested Director...............................Section 1(h)
Distribution Date....................................Section 3(a)
Equivalent Preferred Stock..........................Section 11(b)
Exchange Act.........................................Section 1(c)
Exchange Ratio......................................Section 25(a)
Expiration Date......................................Section 7(a)
Final Expiration Date................................Section 7(a)
Permitted Offer......................................Section 1(k)
Person...............................................Section 1(l)
Pre-Amendment Right.......................................Preface
Preferred Stock......................................Section 1(m)
Principal Party.................................Section 13(b)(ii)
Prior Rights Agreement....................................Preface
Proration Factor...............................Section 11(a)(iii)
Purchase Price.......................................Section 4(a)
Record Date...............................................Preface
Redemption Date......................................Section 7(a)
Redemption Price....................................Section 24(a)
Right.....................................................Preface
Rights Agent..............................................Preface
Rights Agreement.....................................Section 3(c)
Rights Certificate...................................Section 3(a)
Section 11(a)(ii) Event..............................Section 1(p)
Section 13 Event.....................................Section 1(q)
Security.........................................Section 11(d)(i)
Stock Acquisition Date...............................Section 1(r)

Subsidiary...........................................Section 1(s)
Summary of Rights....................................Section 3(b)
Then Outstanding................................Section 1(d)(iii)
Trading Day......................................Section 11(d)(i)
Triggering Event.....................................Section 1(t)
Voting Power.........................................Section 1(u)

                        RIGHTS AGREEMENT
                        ----------------


        This Amended and Restated Agreement, dated as of June 25,

1998, between FirstFed Financial Corp., a Delaware corporation

(the "Company"), and Harris Trust and Savings Bank (the "Rights

Agent").

                       W I T N E S S E T H
                       -------------------


        WHEREAS, on November 2, 1988, the Board of Directors of

the Company authorized and declared a dividend distribution of one right (a "Pre-Amendment Right") for each share of Common

Stock, $0.01 par value per share, of the Company (the "Common

Stock") outstanding on November 15, 1988 (the "Record Date"), and contemplated the issuance of one right (subject to adjustment as provided herein) for each share of Common Stock of the Company issued between the Record Date and the earliest of the

Distribution Date and the Expiration Date (as such terms are hereinafter defined), each Pre-Amendment Right representing the right to purchase one one-hundredth of a share of Series A

Preferred Stock, par value $0.01 per share, of the Company having the rights, powers and preferences set forth in the form of

Certificate of Designation attached hereto as Exhibit A to the

Rights Agreement dated November 2, 1988 between the Company and the Rights Agent (the "Prior Rights Agreement"), upon the terms and subject to the conditions hereinafter set forth therein;

        WHEREAS, on June 25, 1998, the Board of Directors of the

Company determined that it was advisable and in the best

interests of the Company and its stockholders to amend and

restate in its entirety the Prior Rights Agreement as set forth herein and the Pre-Amendment Rights shall henceforth be governed by the terms and subject to the conditions set forth herein and that each Pre-Amendment Right shall hereafter be referred to as one Right (a "Right") and each Right shall represent the right to purchase one one-thousandth of a share of Series A Preferred

Stock of the Company having the rights, powers and preferences set forth in the form of Amended Certificate of Designation

attached hereto as Exhibit A, upon the terms and subject to the conditions set forth therein; and

        NOW, THEREFORE, in consideration of the premises and the

mutual agreements herein set forth, the parties hereto hereby agree as follows:

        Section 1.  Certain Definitions.  For purposes of this
                    -------------------
Agreement, the following terms have the meanings indicated:

          (a)  "Acquiring Person" shall mean any Person (as such

term is hereinafter defined) who or which, together with all

Affiliates (as such term is hereinafter defined) and Associates

(as such term is hereinafter defined) of such Person, without the prior approval of at least a majority of the Disinterested

Directors of the Company, shall be the Beneficial Owner (as such term is hereinafter defined) of securities representing 15% or more of the shares of Common Stock then outstanding (other than as a result of a Permitted Offer (as hereinafter defined) or who was such a Beneficial Owner at any time after the date hereof,

whether or not such Person continues to be the Beneficial Owner of securities representing 15% or more of the outstanding shares of Common Stock.  Notwithstanding the foregoing, (A) the term

Acquiring Person shall not include (i) the Company, (ii) any

Subsidiary (as such term is hereinafter defined) of the Company,

(iii) any employee benefit plan of the Company or of any

Subsidiary of the Company or (iv) any Person or entity organized,

appointed or established by the Company or any Subsidiary of the

Company for or pursuant to the terms of any such plan and (B) no

Person shall become an "Acquiring Person" (i) as a result of the acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding,

increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such

Person, provided, that if (1) a Person would become an Acquiring

Person (but for the operation of this subclause (i)) as a result of the acquisition of shares of Common Stock by the Company, and

(2) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial

Owner of any additional shares of Common Stock (except as the result of a stock split, stock dividend, recapitalization or similar transaction), then such Person shall be deemed an

Acquiring Person or; (ii) if (1) within five Business Days after such Person would otherwise have become an Acquiring Person (but for the
operation of this subclause (ii)), such Person notifies the Board of Directors that such Person did so inadvertently, and

(2) within two Business Days after such notification (or such greater period of time as may be determined by action of the

Board of Directors, but in no event greater than five Business

Days), such Person divests itself of a sufficient number of

shares of Common Stock so that such Person is the Beneficial

Owner of less than 15% of the outstanding shares of Common Stock.

          (b)  "Act" shall mean the Securities Act of 1933, as

amended and as in effect on the date of this Agreement.

          (c)  "Affiliate" and "Associate" shall have the

respective meanings ascribed to such terms in Rule 12b-2 of the

General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and in effect on the date of this Agreement

(the "Exchange Act").

          (d)  A Person shall be deemed the "Beneficial Owner"

of, and shall be deemed to "beneficially own," any securities:

               (i)  which such Person or any of such Person's

Affiliates or Associates beneficially owns, directly or

indirectly;

              (ii) which such Person or any of such Person's Affiliates

or Associates has (A) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement,

arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided,

however, that a Person shall not be deemed the "Beneficial Owner"

of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or

understanding (whether or not in writing); provided, however,

that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1)

arises solely from a revocable proxy or
consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with,

the applicable rules and regulations promulgated under the

Exchange Act; or

               (iii)     which are beneficially owned, directly

or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's

Affiliates or Associates) has any agreement, arrangement or

understanding (whether or not in writing), or with which such

Person or any of such Person's Affiliates have otherwise formed a group, related to the acquisition, holding, voting (except

pursuant to a revocable proxy or consent as described in clause

(B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Company (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities).

Notwithstanding anything in this definition of Beneficial

Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of

securities of the Company, shall mean the number of such

securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

          (e)  "Business Day" shall mean any day other than a

Saturday, Sunday, or a day on which banking institutions in the

State of Illinois are authorized or obligated by law or executive order to close.

          (f)  "Close of business" on any given date shall mean

5:00 P.M., Chicago time on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M. Chicago time on the next succeeding Business Day.

          (g)  "Common Stock" when used in reference to the

Company shall mean the Common Stock, $0.01 par value, of the

Company or, in the event of a subdivision, combination or

consolidation with respect to such shares of Common Stock, the shares of Common Stock resulting from such subdivision,

combination or consolidation.  "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock with the
greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a subsidiary of another Person,

of the Person or Persons which ultimately control such first-

mentioned Person.

          (h)  "Disinterested Director" means any director of the

Board of Directors of the Company who is not (a) an officer or employee of the Company, (b) a Person proposing or attempting to effect a business combination or similar transaction with the

Company (including, without limitation, a merger, tender offer or exchange offer, sale of substantially all of the Company's

assets, or liquidation of the Company's assets) or any Affiliate or Associate of such Person or Person acting directly or

indirectly on behalf of, or as a representative of, or in concert with, any such Person, Affiliate or Associate, (c) an Acquiring

Person, an Affiliate or Associate of an Acquiring Person, or a

Person acting directly or indirectly on behalf of, or as a

representative of, or in concert with, an Acquiring Person or an

Affiliate or Associate of an Acquiring Person, or (d) any Person

who was directly or indirectly proposed or nominated as a

director of the Company by an Acquiring Person.

          (i)  "Distribution Date" shall have the meaning set

forth in Section 3 hereof.

          (j)  "Final Expiration Date" shall have the meaning set

forth in Section 7 hereof.

          (k)  "Permitted Offer" shall mean a tender or exchange

offer for all outstanding shares of Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the

Disinterested Directors to be adequate and otherwise in the best interests of the Company and its shareholders (other than the

Person or any Affiliate or Associate thereof on whose behalf the offer is being made) taking into account all factors that such directors may deem relevant.

          (l)  "Person" shall mean any individual, firm,

corporation, partnership, joint venture, association, trust,

limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (m)  "Preferred Stock" shall mean the Series A

Preferred Stock, $0.01 par value per share, of the Company.

          (n)  "Purchase Price" shall have the meaning set forth

in Section 4 hereof.  As set forth in Section 7(b) hereof, the

Purchase Price shall initially be $200.00, subject to adjustment as provided herein.

          (o)  "Record Date" shall mean November 15, 1988.

          (p)  "Section 11(a)(ii) Event" shall mean any event

described in Section 11(a)(ii) hereof.

          (q)  "Section 13 Event" shall mean any event described

in clause (x), (y) or (z) of Section 13(a) hereof.

          (r)  "Stock Acquisition Date" shall mean the first date

of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, provided, that if such

Person is determined not to have become an Acquiring Person

pursuant to Section 1(a) hereof, then no Stock Acquisition Date shall be deemed to have occurred.

          (s)  A "Subsidiary" of any Person shall mean any

corporation or other Person of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person, or which is

otherwise controlled by such Person.

          (t)  "Triggering Event" shall mean any Section

11(a)(ii) Event or any Section 13 Event.

          (u)  "Voting Power" shall mean the voting power of all

securities of the Company then outstanding and generally entitled to vote for the election of directors of the Company.

     Section 2.  Appointment of Rights Agent.  The Company hereby
                 ---------------------------
appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof,

shall prior to the Distribution Date also be the holders of the

Common Stock) in accordance with the terms and conditions hereof,

and the Rights Agent hereby accepts such appointment.  The

Company may from time to time appoint such Co-Rights Agents as it may
deem necessary or desirable.  In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights

Agents and any Co-Rights Agents shall be as the Company shall determine.

     Section 3.  Issue of Right Certificates.
                 ---------------------------
          (a)  Until the earlier of (i) the Stock Acquisition

Date or (ii) the close of business on the tenth Business Day after the date of the commencement of, or first public

announcement of the intention of any Person (other than the

Company, any Subsidiary of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or any

Person or entity organized, appointed or established by the

Company or any Subsidiary of the Company for or pursuant to the terms of any such plan) to commence (which intention to commence remains in, effect for five business days after such

announcement), a tender or exchange offer, the consummation of which would result in any Person becoming an Acquiring Person,

unless such date is extended by the Board of Directors of the

Company (the earliest of such dates being herein referred to as the "Distribution Date"), (x) the Rights shall be evidenced

(subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights (and the right to

receive certificates therefor) shall be transferable only in connection with the transfer of the underlying shares of Common

Stock (including a transfer to the Company); provided, however,

that if a tender offer is terminated prior to the occurrence of a

Distribution Date, then no Distribution Date shall occur as a result of such tender offer.  As soon as practicable after the

Distribution Date, the Rights Agent shall send by first-class,

insured, postage prepaid mail at the expense of the Company, to each record holder of the Common Stock as of the close of

business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate for Rights, in substantially the form of Exhibit B hereto (the "Rights

Certificates"), evidencing one Right for each share of Common

Stock so held.  As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates.

          (b)  With respect to certificates for the Common Stock

outstanding as of the date of this Agreement, until the

Distribution Date (or earlier redemption, expiration or

termination of the Rights), the Rights shall be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights.  Until the Distribution Date (or earlier

redemption, expiration or termination of the Rights), the

surrender for transfer of any of the certificates for the Common

Stock outstanding on or after the Record Date shall also

constitute the transfer of the Rights associated with the Common

Stock represented by such certificate.  Upon the request of the holder of any shares of Common Stock or, after the Distribution

Date, the holder of any Rights, the Company shall, at its

expense, provide a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights").

          (c)  Certificates issued for shares of Common Stock

(including, without limitation, certificates issued upon transfer or exchange of Common Stock or reacquired shares of Common Stock referred to in the last sentence of this paragraph (c) or shares which become outstanding) after the date of this Agreement, but prior to the earlier of the Distribution Date or the Expiration

Date (as such term is hereinafter defined), shall be deemed also to be certificates for Rights, and shall have impressed, printed,

stamped, written or otherwise affixed onto them the following legend:


          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Rights
          Agreement between FirstFed Financial Corp.
          and Harris Trust and Savings Bank (the
          "Rights Agent") dated as of June 25, 1998
          (the "Rights Agreement") the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of FirstFed Financial Corp.
          Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. FirstFed

          Financial Corp. will mail to the holder of this certificate a copy of the Rights
          Agreement without charge within five days after receipt of a written request therefor.
          Under certain circumstances set forth in the Rights Agreement, Rights issued to or held by any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons whether currently held by or on behalf of such Person or by any subsequent holder of such Rights may become null and void.

     With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be

evidenced by such certificates alone, and the surrender for

transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock

represented by such certificate.  In the event that the Company purchases or acquires any shares of Common Stock prior to the

Distribution Date, any Rights associated with such shares of

Common Stock shall be deemed canceled and retired so that the

Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

     Section 4.  Form of Rights Certificates.
                 ---------------------------
          (a)  The Rights Certificates (and the forms of election

to purchase shares and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in

Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not

inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of

Section 11 and Section 23 hereof, the Rights Certificates,

whenever distributed on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price per one one-thousandth of a share set forth therein (the "Purchase

Price"), but the amount
and type of securities purchasable upon the exercise of each

Right and the Purchase Price thereof shall be subject to

adjustment as provided herein.

          (b)  Any Rights Certificate issued pursuant to Section

3(a) or Section 23(a) hereof that represents Rights which are null and void pursuant to Section 7(e) of this Agreement and any

Rights Certificates issued at any time upon the transfer of any

Rights to such an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or

Affiliate, and any Rights Certificate issued pursuant to Section

6 or Section 11 upon transfer, exchange, replacement or

adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:


          The Rights represented by this Rights
          Certificate are or were beneficially owned by a Person who was or became an Acquiring
          Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or certain related persons. Accordingly, this Rights
          Certificate and the Rights represented hereby are null and void.

The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

     Section 5.  Countersignature and Registration.  The Rights
                 ---------------------------------
Certificates shall be executed on behalf of the Company by its

Chairman of the Board, any Vice Chairman of the Board, its

President, its Chief Executive Officer, or any Vice President, or

its Treasurer, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant

Secretary of the Company, either manually or by facsimile

signature.  The Rights Certificates shall be countersigned by the

Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights

Agent and issuance and delivery by the Company, such Rights

Certificates, nevertheless, may be countersigned by the Rights

Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper

officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the offices designated by the Rights

Agent, books for registration and transfer of the Rights

Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Rights

Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.

     Section 6.  Transfer, Split Up, Combination and Exchange of
                 -----------------------------------------------
Rights Certificates; Mutilated, Destroyed, Lost or Stolen-Rights
----------------------------------------------------------------
Certificates.  Subject to the provisions of Section 4(b), Section
------------
7(e) and Section 15 hereof, at any time after the close of

business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or

Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates,

entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a

Triggering Event, other securities, as the case may be) as the

Rights Certificate or Rights Certificates surrendered then

entitled such holder (or former holder in the case of a transfer)

to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights

Certificates shall make such request in writing delivered to the

Rights Agent, and shall surrender the Rights Certificate or

Rights Certificates to be transferred, split up, combined or exchanged at the principal Office of the Rights Agent.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such

surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial

Owner) or Affiliates or Associates thereof as the Company shall reasonably request.  Thereupon the Rights Agent shall, subject to

Section 4(b), Section 7(e) and Section 15 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or

Rights Certificates, as the case may be, as so requested.  The

Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights

Certificates.

     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company shall execute and deliver a new Rights

Certificate of like tenor to the Rights Agent for

countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

     Section 7.  Exercise of Rights, Purchase Price; Expiration
                 ----------------------------------------------
Date of Rights.
--------------
          (a)  Subject to Section 7(e) hereof, the registered

holder of any Rights Certificate may exercise the Rights

evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the appropriate form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office of the

Rights Agent, together with payment of the Purchase Price for the total number of one one-thousandths of a share of Preferred Stock

(or other securities, as the case may be) as to which such

surrendered Rights are exercised, at or prior to the earliest of

(i) the close of business on November 15, 2008 (the "Final

Expiration Date"), or (ii) the time at which the Rights are

redeemed as provided in Section 24 hereof (the "Redemption Date")

or (iii) the time at which the Rights are exchanged as provided in Section 25 hereof, or (iv) the consummation of a transaction contemplated by Section 13(d) hereof (such earliest time being herein referred to as the "Expiration Date"). Notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common

Stock may exercise all of the rights of a registered holder of a

Rights Certificate with respect to the Rights associated with such shares of Common Stock in accordance with and subject to the provisions of this Agreement, including the provisions of Section

7(e) hereof, as of the date such Person becomes a record holder of shares of Common Stock.

          (b)  The Purchase Price for each one one-thousandth of

a share of Preferred Stock pursuant to the exercise of a Right shall initially be $200.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.  Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution

Date, the Company shall (i) declare or pay any dividend on the outstanding shares of Common Stock payable in shares of Common

Stock or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock)

into a greater or lesser number of shares of Common Stock, then in any such case, each share of Common Stock outstanding

following such subdivision, combination or consolidation shall continue to have a Right associated therewith and the Purchase

Price following any such event shall be proportionately adjusted to equal the result obtained by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock

outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of

Common Stock outstanding immediately following the occurrence of such event.  The adjustment provided for in the preceding

sentence shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or

consolidation is effected.

          (c)  Upon receipt of a Rights Certificate representing

exercisable Rights, with the appropriate form of election to purchase and certificate duly executed, accompanied by payment of the Purchase Price for the shares (or other securities, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 6 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall, subject to

Section 21(k), thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make

available, if the Rights Agent is the transfer agent)

certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the

Company, in its sole discretion, shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the

Rights hereunder into a depositary, requisition from the

depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred

Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company shall direct the depositary agent to comply with such requests, (ii)

when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such

Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after

receipt promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate.  In the event that the Company is obligated to issue other securities (including shares of Common Stock) of the Company pursuant to Section 11(a),

the Company shall make all arrangements necessary so that such other securities are available for distribution by the Rights

Agent, if and when appropriate.  In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii),

the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Rights

Certificate no longer include the rights provided by Section

11(a)(ii) of the Rights Agreement and if less than all the Rights represented
by such Rights Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).

          (d)  In case the registered holder of any Rights

Certificate shall exercise (except pursuant to Section 11(a)(ii))

less than all the Rights evidenced thereby, a new Rights

Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 15

hereof, or the Rights Agent shall place an appropriate notation on the Rights Certificate with respect to those Rights exercised.

          (e)  Notwithstanding anything in this Agreement to the

contrary, from and after the first occurrence of a Section

11(a)(ii) Event, any Rights beneficially owned by (i) an

Acquiring Person or an Affiliate or Associate of an Acquiring

Person, (ii) a transferee of an Acquiring Person (or of any

Affiliate or Associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an

Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to or concurrently with the Acquiring

Person becoming such and receives such Rights pursuant to either

(A) a transfer (whether or not for consideration) from the

Acquiring Person to holders of equity interests in such Acquiring

Person or to any Person with whom the Acquiring Person has a continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the

avoidance of this Section 7(e), shall become null and void

without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.  The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any

determinations with respect to an Acquiring Person or its

Affiliates, Associates or transferees hereunder.

          (f)  Notwithstanding anything in this Agreement to the

contrary, neither the Rights Agent nor the Company shall be

obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the

appropriate form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall have been properly completed and duly executed by the

registered holder thereof and the Company shall have been

provided with such additional evidence of the identity of the

Beneficial Owner (or former Beneficial Owner) or Affiliates or

Associates thereof as the Company shall reasonably request.

     Section 8.  Cancellation and Destruction of Rights
                 --------------------------------------
Certificates.  All Rights Certificates surrendered for the
------------
purpose of exercise (other than a partial exercise), transfer,

split up, combination or exchange shall, if surrendered to the

Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the

Rights Agent, shall be cancelled by it, and no Rights

Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement.  The

Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such

cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.  Reservation and Availability of Preferred Stock.
                 -----------------------------------------------
          (a)  The Company covenants and agrees that at all times

prior to the occurrence of a Section 11(a)(ii) Event it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, or any authorized and issued shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the

occurrence of a Section 11(a)(ii) Event, shall, to the extent reasonably practicable, so reserve and keep available a sufficient number of shares of Common Stock (and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

          (b)  So long as the shares of Preferred Stock (and,

after the occurrence of a Section 11(a)(ii) Event, shares of

Common Stock or other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the

Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares (or other

securities) reserved for such issuance to be listed on such

exchange upon official notice of issuance upon such exercise.

          (c)  The Company covenants and agrees that it shall

take all such action as may be necessary to ensure that all

shares of Preferred Stock (or Common Stock and/or other

securities, as the case may be) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such

shares or other securities (subject to payment of the Purchase

Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.

          (d)  The Company further covenants and agrees that it

shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any

certificates for shares of Preferred Stock (or Common Stock

and/or other securities, as the case may be) upon the exercise of

Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or in respect of the issuance or delivery of certificates or depositary receipts for the shares of Preferred Stock (or Common Stock

and/or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificates

evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for shares of Preferred

Stock (or Common Stock and/or other securities, as the case may

be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax shall have been paid

(any such tax being payable by the holder of such Rights

Certificate at the time of surrender) or until it has been

established to the Company's satisfaction that no such tax is due.

          (e)  The Company shall use its best efforts to (i)

file, as soon as practicable following the Stock Acquisition Date

(or, if required by law, at such earlier time following the

Distribution Date as so required), a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such

registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder)

until the date of the expiration of the rights provided by

Section 11(a)(ii).  The Company will also take such action as may be appropriate under the blue sky laws of the various states.

     Section 10.  Preferred Stock Record Date.  Each person in
                  ---------------------------
whose name any certificate for shares of Preferred Stock (or

Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of

Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase

Price (and any applicable transfer taxes) was made; provided,

however, that if the date of such presentation and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated,

the next succeeding Business Day on which the Preferred Stock (or

Common Stock and/or other securities, as the case may be)

transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate,

as such, shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any

preemptive rights, and shall not be entitled to receive any

notice of any proceedings of the Company, except as provided herein.

     Section 11.  Adjustment of Purchase Price, Number and Kind
                  ---------------------------------------------
of Shares or Number of Rights.  The Purchase Price, the number
-----------------------------
and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as

provided in this Section 11.

          (a)  (i)  In the event the Company shall at any time

after the date of this Agreement (A) declare a dividend on the

Preferred Stock payable in shares of Preferred Stock, (B)

subdivide the outstanding Preferred Stock, (C) combine the

outstanding Preferred Stock into a smaller number of shares or

(D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(e), the Purchase

Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock and other securities which, if such Right had been exercised immediately prior to such date and at a time when the

Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right.  If an event occurs which would require an adjustment under both Section

11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

               (ii) In the event that any Person, alone or

together with its Affiliates and Associates, shall become an

Acquiring Person, then proper provision shall be made so that each holder of a Right (except as provided below and in Section

7(e) hereof), shall, for a period
of 60 days after the later of the occurrence of any such event or the effective date of an appropriate registration statement under the Act pursuant to Section 9 hereof, have a right to receive,

upon exercise thereof at a price equal to the then current

Purchase Price, in accordance with the terms of this Agreement,

such number of shares of Common Stock of the Company (or in the discretion of the Board of Directors, one one-thousandths of a share of Preferred Stock) as shall equal the result obtained by

(x) multiplying the then current Purchase Price by the then

number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product by 50% of the then current market price per one share of

Common Stock (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares being

referred to as the "Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the

foregoing adjustment is also subject to the provisions of Section

13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section

11(a)(ii).

               (iii)     In the event that there shall not be

sufficient treasury shares or authorized but unissued shares (and unreserved) of Common Stock to permit the exercise in full of the

Rights in accordance with the foregoing subparagraph (ii) and the

Rights become so exercisable (and the Board has determined to make all or some of the Rights exercisable into fractions of a share of Preferred Stock), notwithstanding any other provision of this Agreement, to the extent necessary and permitted by

applicable law, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase

Price in accordance with the terms of this Agreement, (x) a

number of (or fractions of) shares of Common Stock (up to the maximum number of shares of Common Stock which may permissibly be issued) and (y) a number of one one-thousandths of a share of

Preferred Stock or a number of (or fractions of) other equity securities of the Company (or, in the discretion of the Board of

Directors, debt) which the Board of Directors of the Company has determined to have the same aggregate current market value

(determined pursuant to Sections 11(d)(i) and (ii) hereof, to the extent applicable)
as one share of Common Stock (such number of, or fractions of,

shares of Preferred Stock (or other equity securities or debt of the Company) being referred to as a "capital stock equivalent"),

equal in the aggregate to the number of Adjustment Shares;

provided, however, if there are unavailable sufficient shares (or fractions of shares) of Common Stock and/or capital stock

equivalents, then the Company shall, to the extent permitted by applicable law, take all such action as may be necessary to

authorize additional shares of Common Stock or capital stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of shareholders; and provided, further,

that the Company shall issue no capital stock equivalents upon exercise of the Rights until the Company has first issued all authorized and unreserved shares of Common Stock; and provided,

further, that if the Company is unable to cause sufficient shares of Common Stock and/or capital stock equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall thereafter represent the right to receive the Adjusted

Number of Shares upon exercise at the Adjusted Purchase Price (as such terms are hereinafter defined).  As used herein, the term

"Adjusted Number of Shares" shall be equal to that number of shares (or fractions of shares) of Common Stock (and/or capital stock equivalents) equal to the product of (x) the number of

Adjustment Shares and (y) a fraction, the numerator of which is the number of shares of Common Stock (and/or capital stock

equivalents) available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of

Adjustment Shares otherwise issuable upon exercise in full of all

Rights (assuming there were sufficient shares of Common Stock available) (such fraction being referred to as the "Proration

Factor").  The "Adjusted Purchase Price" shall mean the product of the Purchase Price and the Proration Factor.  The Board of

Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock and capital stock equivalents upon exercise of the Rights among holders of Rights.

          (b)  If the Company shall fix a record date for the

issuance of rights (other than the Rights), options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to

subscribe for or purchase Preferred

Stock (or shares having the same or more favorable rights,

privileges and preferences as the Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred

Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into

Preferred Stock or equivalent preferred stock) less than the then current market price (as determined in Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by

multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such

record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of

Preferred Stock and/or equivalent preferred stock so to be

offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price per share of Preferred Stock and the

denominator of which shall be the number of shares of Preferred

Stock outstanding on such record date, plus the number of

additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially

convertible); provided, however, that in no event shall the

consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon the exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Company, whose determination shall be

described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.  Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed

outstanding for the purpose of any such computation.  Such

adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the

Purchase Price which would then be in effect if such record date had not been fixed.

          (c)  If the Company shall fix a record date for the

making of a distribution to all holders of Preferred Stock

(including any such distribution made in connection with a

consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or

warrants (excluding those referred to in Section 11(b)), the

Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect

immediately prior to such record date by a fraction, the

numerator of which shall be the current market price (as

determined in Section 11(d)) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose

determination shall be described in a statement filed with the

Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants

distributable in respect of one share of Preferred Stock and the denominator of which shall be such current market price per share of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the

Purchase Price which would then be in effect if such record date had not been fixed.

          (d)  (i)  For the-purpose of any computation hereunder,

the "current market price" per share of any Security (a

"Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date;

provided, however, that in the event that the current per share market price of the Security is determined during a period

following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or (B)

any subdivision, combination or reclassification of such

Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or

reclassification, then, and in each such case, the "current

market price" shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the

average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not

listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal

national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the

National Association of Securities Dealers, Inc.  Automated

Quotation System ("NASDAQ") or such other exchange or market system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of

Directors of the Company.  If on any such date no market maker is making a market in the Security, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used.  The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities

exchange, a Business Day.  Subject to Section 11(d)(ii) hereof,

if any Security is not publicly held or so listed or traded, the

"current market price" of such Security shall mean the fair

market value per share determined in good faith by the Board of

Directors of the

Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights

Agent.

               (ii) For the purpose of any computation hereunder,

the "current market price" per share (or one one-thousandth of a share) of Preferred Stock shall be determined in the same manner as set forth above in clause (i) of this Section 11(d).  If the current market price per share (or one one-thousandth of a share)

of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d),

the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to one-thousand (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations or similar transactions with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock and the "current market price" per one one-thousandth of a share of Preferred Stock shall be equal to the current market price per share of the Common Stock (as appropriately adjusted).  If neither the Common Stock nor the

Preferred Stock is publicly held or so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the

Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights

Agent.

          (e)  Anything herein to the contrary notwithstanding,

no adjustment in the-Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1%

in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth of a share of Preferred Stock or one ten-thousandth of a share of

Common Stock or other share or security, as the case may be.

Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Final

Expiration Date.

          (f)  If as a result of any provision of Section 11(a)

or Section 13(a) hereof, the holder of any Right thereafter

exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any

Right shall be subject to adjustment from time to time in a

manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a)

through (c), inclusive, and the provisions of Sections 7, 9, 10,

13 and 15 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

          (g)  All Rights originally issued by the Company

subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase

Price, the number of one one-thousandths of a share of Preferred

Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h)  Unless the Company shall have exercised its

election as provided in Section 11(i) hereof, upon each

adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall

thereafter evidence the right to purchase, at the adjusted

Purchase Price, that number of one one-thousandths of a share of

Preferred Stock (calculated to the nearest one-ten-thousandth)

obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock covered by a Right immediately prior to this adjustment of the Purchase Price by (y) the

Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i)  The Company may elect on or after the date of any

adjustment of the Purchase Price to adjust the number of Rights,

in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be

exercisable for the number of one one-thousandths of a share of

Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment,

and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase

Price is adjusted or any day thereafter, but, if the Rights

Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of

Rights Certificates on such record date Rights Certificates

evidencing, subject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such

adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and

replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted

Purchase Price) and shall be registered in the names of the

holders of record of Rights Certificates on the record date

specified in the public announcement.

          (j)  Irrespective of any adjustment or change in the

Purchase Price or the number of shares of Preferred Stock

issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the

Purchase Price per
share and the number of shares which were expressed in the

initial Rights Certificates issued hereunder.

          (k)  Before taking any action that would cause an

adjustment reducing the Purchase Price below the then par value,

if any, of the shares of Preferred Stock, Common Stock or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable one one-

thousandths of a share of Preferred Stock, Common Stock or other securities at such adjusted Purchase Price.  If upon any exercise of the Rights, a holder is to receive a combination of Common

Stock, and capital stock equivalents, a portion of the

consideration paid upon such exercise, equal to at least the then par value of a share of Common Stock of the Company shall be allocated as the payment for each share of Common Stock of the

Company so received.

          (1)  In any case in which this Section 11 shall require

that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock, Common

Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock, Common Stock or other capital stock or securities of the Company, if any,

issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the

Company shall deliver to such holder a due bill or other

appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m)  Anything to the contrary in this Section 11

notwithstanding, the Company shall be entitled to make such

reductions in the Purchase Price, in addition to those

adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be

advisable in order that any (i) consolidation or subdivision of the Preferred

Stock, (ii) issuance wholly for cash of any shares of Preferred

Stock at less than the current market price, (iii) issuance

wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of

Preferred Stock, (iv) stock dividends or (v) issuance of rights,

options or warrants referred to hereinabove in this Section 11,

hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

          (n)  The exercise of Rights under Section 11(a)(ii)

shall only result in the loss of rights under Section 11(a)(ii)

to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement,

including the rights represented by Section 13.

     Section 12.  Certificate of Adjusted Purchase Price or
                  -----------------------------------------
Number of Shares.  Whenever an adjustment is made as provided in
----------------
Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the

Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights

Certificate in accordance with Section 27 hereof.  The Rights

Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained, and shall not be

obligated or responsible for calculating  any adjustment, nor shall it be deemed to have knowledge of such an adjustment unless and until it shall have received such certificate.

     Section 13.  Consolidation, Merger or Sale or Transfer of
                  --------------------------------------------
Assets or Earning Power.
-----------------------
          (a)  In the event that, on or following the Stock

Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person,

(y) any Person shall consolidate with the Company or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such merger, all or part of the shares of Common

Stock shall be changed into or exchanged for stock or other

securities of any other Person or cash or any other property or all holders of shares of Common Stock are not treated alike or following the merger or consolidation the holders of Common Stock immediately prior to the transaction do not hold in the same proportion all of the Voting Power of the corporation surviving the transaction or, or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one transaction or a series of related transactions, assets or earning power

aggregating more than 50% of the assets or earning power of the

Company and its Subsidiaries (taken as a whole) to any other

Person, then, and in each such case, proper provision shall be made so that (i) following the Distribution Date, each holder of a Right, except as provided in Section 7(e) hereof, shall

thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price in accordance with the terms of this Agreement such number of shares of freely tradeable Common Stock of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first

refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (x) multiplying the then current

Purchase Price by the number of one one-thousandths of a share of

Preferred Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to

Section 11(a)(ii) hereof) and dividing that product by (y) 50% of the then current market price per share of the Common Stock of such Principal Party (determined pursuant to Section 11(d)

hereof) on the date of consummation of such Section 13 Event;

(ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the

obligations and duties of the Company pursuant to this Agreement;

(iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal

Party; and (iv) such Principal Party shall take such steps

(including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with the consummation of any such

transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.

          (b)  "Principal Party" shall mean

               (i)  in the case of any transaction described in

clause (x) or (y) of the first sentence of this Section 13(a),

the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation

(including, if applicable, the Company, if it is the surviving corporation); and

               (ii) in the case of any transaction described in

clause (z) of the first sentence of this Section 13(a), the

Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any of the foregoing cases, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary or Affiliate of another

Person, "Principal Party" shall refer to such other Person; (2)

in case such Person is a Subsidiary, directly or indirectly, or

Affiliate of more than one Person, the shares of Common Stock of two or more of which are and have been so registered, "Principal

Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and

(3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned,

directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of

ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the

obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          (c)  The Company shall not consummate any such

consolidation, merger, sale or transfer unless prior thereto the

Company and each Principal Party and each other Person who may become a Principal Party as a result of a Section 13 Event shall have a sufficient number of its authorized shares of its Common

Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this

Section 13 and unless prior thereto the Company and such

Principal Party shall have executed and delivered to the Rights

Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further

providing that, as soon as practicable after the date of any

Section 13 Event, the Principal Party at its own expense shall:

               (i)  prepare and file a registration statement

under the Act with respect to the Rights and the securities

purchasable upon exercise of the Rights on an appropriate form,

will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

               (ii) use its best efforts to qualify or register

the Rights and the securities purchasable upon exercise of the

Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

               (iii)     deliver to holders of the Rights

historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.

     The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section 11(a)(ii)

and shall survive any exercise thereunder.

          (d)  Notwithstanding anything in this Agreement to the

contrary, the provisions of this Section 13 shall not be

applicable to a transaction described in clauses (x) and (y) of

Section 13(a) if:  (i) such transaction is consummated with a

Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such

Person or Persons); (ii) the price per share of Common Stock offered in such transaction is not less than the price per share paid to all holders of Common Stock whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer.

Upon consummation of any transaction contemplated by this

subsection (d), all Rights hereunder shall expire.

     Section 14.  Additional Covenants.
                  --------------------
          (a)  After the Distribution Date, the Company covenants

and agrees that it shall not (i) consolidate with any other

Person (other than a Subsidiary of the Company in a transaction which does not violate Section 14(b) hereof); (ii) merge with or into any other Person (other, than a Subsidiary of the Company in a transaction which does not violate Section 14(b) hereof); or

(iii) sell or transfer (or permit any Subsidiary to sell or

transfer), in one transaction, or a series of related

transactions, assets or earning power aggregating more than 50%

of the assets or earning power of the Company and its

Subsidiaries (taken as a whole), to any other Person or Persons

(other than the Company and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 14(b)

hereof), if (x) at the time of or immediately after such

consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights, warrants or other instruments outstanding or agreements in effect or other actions taken, which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the

shareholders of the Person who constitutes, or would constitute,

the "Principal Party" for purposes of Section 13 hereof shall have received a distribution of Rights previously owned by such

Person or any of its Affiliates and Associates.  The Company

shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a

supplemental agreement evidencing compliance with this

subsection.

          (b)  The Company covenants and agrees that, after the

Distribution Date, it will not, except as permitted by Section 24 or Section 28 hereof, take (or permit any Subsidiary to take) any action the purpose or effect of which is to, or if at the time such action is taken it is
reasonably foreseeable that the effect of such action is to

materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

     Section 15.  Fractional Rights and Fractional Shares.
                  ---------------------------------------
          (a)  The Company shall not be required to issue

fractions of Rights or to distribute Rights Certificates which evidence fractional Rights.  In lieu of such fractional Rights,

there shall be paid to the registered holders of the Rights

Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same

fraction of the current market value of a whole Right.  For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the

Trading Day immediately prior to the date on which such

fractional Rights would have been otherwise issuable.  The

closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the

Rights are not listed or admitted to trading on the New York

Stock Exchange, as reported in the principal consolidated

transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not

listed or admitted to trading on any national securities

exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use.

or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the

Rights selected by the Board of Directors of the Company.  If on any such date no such market-maker is making a market in the

Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent.

          (b)  The Company shall not be required to issue

fractions of shares of Preferred Stock (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the

Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are one one-

thousandth or integral multiples of one one-thousandth of a share of Preferred Stock).  Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred

Stock may, at the election of the Company, be evidenced by

depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary

receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of

Preferred Stock represented by such depositary receipts.  In lieu of fractional shares of Preferred Stock that are not one one-

thousandth or integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of

Preferred Stock.  For purposes of this Section 15(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of

Preferred Stock (as determined pursuant to Section 11(d)(ii)

hereof) for the Trading Day immediately prior to the date of such exercise.

          (c)  Following the occurrence of one of the

transactions or events specified in Section 11 giving rise to the right to receive shares of Common Stock, capital stock

equivalents (other than Preferred Stock) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such shares of Common

Stock, capital stock equivalents or other securities upon

exercise of the Rights or to distribute certificates which

evidence fractions of shares of Common Stock, capital stock

equivalents or other securities.  In lieu of fractional shares or units of such shares of Common Stock, capital stock equivalents or other securities, the Company may pay to the registered

holders of Rights Certificates at the time such Rights are

exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such shares of Common Stock, capital stock equivalent or other

securities.  For purposes of this Section 15(c), the current market value shall be
determined in the manner set forth in Section 11(d) hereof for the Trading Day immediately prior to the-date of such exercise and, if such capital stock equivalent is not traded, each such capital stock equivalent shall have the value of one one-

thousandth of a share of Preferred Stock.

          (d)  Except as otherwise expressly provided herein, the

holder of a Right by the acceptance of the Right expressly waives the right to receive any fractional Right or any fractional share upon exercise of a Right.

     Section 16.  Rights of Action.  All rights of action in
                  ----------------
respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 19 hereof, are vested in the respective registered holders of the Rights Certificates (and,

prior to the Distribution Date, the registered holders of the

Common Stock); and any registered holder of any Rights

Certificate (or, prior to the Distribution Date, of the Common

Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution

Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit,

action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights

Certificate and in this Agreement.  Without limiting the

foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.  Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees,

incurred by them in any bona fide action to enforce the

provisions of this Agreement, provided such holders prevail in such action either by judicial determination or settlement.

     Section 17.  Agreement of Rights Holders.  Every holder of a
                  ---------------------------
Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a)  prior to the Distribution Date, the Rights will be

transferable only in connection with the transfer of Common

Stock;

          (b)  after the Distribution Date, the Rights

Certificates are transferable only on the registry books of the

Rights Agent if surrendered at the principal office of the Rights

Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form fully executed; and

          (c)  subject to Section 6 and Section 7(f) hereof, the

Company and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution

Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby

(notwithstanding any notations of ownership or writing on the

Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights

Agent shall be affected by any notice to the contrary; and

notwithstanding anything in this Agreement to the contrary,

neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a governmental,

regulatory or administrative agency or commission, or any

statute, rule, regulation or executive order promulgated or

enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

     Section 18.  Rights Certificate Holder Not Deemed a
                  --------------------------------------
Stockholder.  No holder, as such, of any Rights Certificate shall
-----------
be entitled to vote, receive dividends or be deemed for any

purpose the holder of the shares of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any
meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions

affecting shareholders (except as provided in Section 25 hereof),

or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 19.  Concerning the Rights Agent.  The Company
                  ---------------------------
agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder as agreed, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred

without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights

Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.  The indemnity provided for herein shall survive the expiration of the Rights, the termination of this Agreement, and the resignation or removal of the Rights Agent.  The costs and expenses of enforcing the right of  indemnification shall also be paid by the Company.

     The Rights Agent may conclusively rely upon and shall be

protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights

Certificate or certificate for Common Stock (or for other

securities of the Company), instrument of assignment or transfer,

power of attorney, endorsement, affidavit, letter, notice,

direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper

Person or Persons set forth in Section 21. Notwithstanding

anything in this Agreement to the contrary, in no event shall the

Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and

regardless of the form of the action.

     Section 20.  Merger or Consolidation or Change of Name of
                  --------------------------------------------
Rights Agent.  Any corporation into which the Rights Agent or any
------------
successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights

Agent shall be a party, or any corporation succeeding to the stock transfer or all or substantially all of the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     In case at any time the name of the Rights Agent shall be

changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver

Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned,

the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 21.  Duties of Rights Agent.  The Rights Agent
                  ----------------------
undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights

Agent, all of which the Company and the holders of Rights

Certificates, by their acceptance thereof, shall be bound:

          (a)  Before the Rights Agent acts or refrains from

acting, the Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b)  Whenever in the performance of its duties under

this Agreement the Rights Agent shall deem it necessary or

desirable that any fact or matter (including, without limitation,

the identity of an Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder,

such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the

Chairman of the Board, any Vice Chairman of the Board, its

President, the Chief Executive Officer, any Vice President, the

Treasurer, any Assistant Treasurer, the Secretary or any

Assistant Secretary of the Company and delivered to the Rights

Agent; and such certificate shall be full authorization to the

Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c)  The Rights Agent shall be liable hereunder only

for its own negligence, bad faith or willful misconduct.

          (d)  The Rights Agent shall not be liable for or by

reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to the fact that it has countersigned the Rights Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e)  The Rights Agent shall not be under any

responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution

hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the

Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof), or any adjustment required under the provisions of Section 11 or 13 hereof or

responsible for the manner, method or amount of any such

adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it be responsible for any determination by the Board of Directors of the Company of the

current market value of the Rights or Preferred Stock or Common

Stock pursuant to the provisions of Section 15 hereof; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of

Preferred Stock, shares of Common Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock, shares of Common Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f)  The Company agrees that it will perform, execute,

acknowledge and deliver or cause to be performed, executed,

acknowledged and delivered all such further and other acts,

instruments and assurances as may reasonably be required by the

Rights Agent for the carrying out or performing by the Rights

Agent of the provisions of this Agreement.

          (g)  The Rights Agent is hereby authorized and directed

to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any

provision hereof from any one of the Chairman of the Board, any

Vice Chairman of the Board, the President, the Chief Executive

Officer, any Vice President, the Secretary, any Assistant

Secretary, the Treasurer or any Assistant Treasurer of the

Company, and is authorized to apply to
such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or

suffered to be taken by it in good faith in accordance with

instructions of any such officer.  Any application by the Rights

Agent for written instructions from the Company may, at the

option of the Rights Agent, set forth in writing any action

proposed to be taken or omitted by the Rights Agent under this

Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective.  The Rights Agent shall not be liable for any action taken by, or omission of, the

Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application

(which date shall not be less than ten Business Days after the date any officer of the Company actually receives such

application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the

Rights Agent shall have received written instructions in response to such application not to take or omit the proposed action

and/or specifying the action to be taken or omitted.

          (h)  The Rights Agent and any shareholder, director,

officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights

Agent under this Agreement.  Nothing herein shall preclude the

Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i)  The Rights Agent may execute and exercise any of

the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents,

and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Rights resulting from any such act, omission,

default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j)  No provision of this Agreement shall require the

Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights hereunder if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or

liability is not reasonably assured to it.

          (k)  If, with respect to any Rights Certificate

surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of

election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or

2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

          (l)  The Rights Agent shall not be required to take

notice or be deemed to have notice of any fact, event or

determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an

Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company, or has actual knowledge from the

Company, of such fact, event or determination.

     Section 22.  Change of Rights Agent.  The Rights Agent or
                  ----------------------
any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing

mailed to the Company and to each transfer agent of the Common

Stock and Preferred Stock by registered or certified mail, and,

at the expense of the Company, to the holders of the Rights

Certificates by first-class mail.  The Company may remove the

Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent,

as the case may be, and to each transfer agent of the Common

Stock and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated

Rights Agent or by the holder of a Rights Certificate (who shall,

with such notice, submit his

Rights Certificate for inspection by the Company), then the

registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new

Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation

organized and doing business under the laws of the United States or of any state of the United States, in good standing, so long as such corporation (i) complies with the applicable rules and requirements of the New York Stock Exchange, as such rules and requirements may be amended or modified from time to time, (ii)

is authorized under such laws to exercise stock transfer or

corporate trust powers and (iii) is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 (or such lower number as approved by the Board) or (b) an affiliate of a corporation described in clause (a) of this sentence.  After appointment, the successor

Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights

Agent without further act or deed; but the predecessor Rights

Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the

Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates.

Failure to give any notice provided for in this Section 22,

however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 23.  Issuance of New Rights Certificates.
                  -----------------------------------
Notwithstanding any of the provisions of this Agreement or of the

Rights to the contrary, the Company may, at its option, issue new

Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in
accordance with the provisions of this Agreement.  In addition,

in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date,

the Company (a) shall with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise,

conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed

necessary or appropriate by the Board of Directors of the

Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale;

provided, however, that (i) the Company shall not be obligated to issue any such Right Certificates if, and to the extent that, the

Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 24.  Redemption and Termination.
                  --------------------------
          (a)  (i)  The Board of Directors of the Company may, at

its option, at any time prior to the earlier of (x) the Stock

Acquisition Date or (y) 5:00 P.M. (Chicago time) on the Final

Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").  The Company may, at its option, pay the Redemption Price either in shares of Common Stock (based on the "current market price" per share, as defined in Section

11(d)(i) hereof, of the shares of Common Stock at the time of redemption) or cash; provided that if the Company elects to pay the Redemption Price in shares of Common Stock, the Company shall not be required to issue any fractional shares of Common Stock and the number of shares of Common Stock issuable to each holder of Rights shall be rounded down to the next whole share.

               (ii) In addition, the Board of Directors of the

Company may at its option, at any time following the Stock

Acquisition Date and the expiration of the period during which the rights of holders of Rights pursuant to Section 11(a)(ii)

hereof may be exercised as a result of the occurrence of such

Stock Acquisition Date but prior to any Section 13 Event, redeem all but not less than all of the then outstanding Rights at the

Redemption Price in connection with any such event in which all holders of Common Stock are treated alike and not involving an

Acquiring Person or an Affiliate or Associate of an Acquiring

Person or any Person in which the Acquiring Person or an

Affiliate or Associate of an Acquiring Person has an interest, or any other Person acting directly or indirectly on behalf of or in concert with any such Acquiring Person, Associate or Affiliate

(other than involvement by an Acquiring Person, Affiliate,

Associate or such other Person solely as a holder of shares of

Common Stock (of the Company) being treated like all other such holders) or following the occurrence of an event set forth in,

and the expiration of any period during which the holder of

Rights may exercise the rights under, Section 11(a)(ii) if and for as long as the Acquiring Person is not thereafter the

Beneficial Owner of securities representing fifteen percent or more of the voting power of all securities of the Company

generally entitled to vote for the election of directors of the

Company.

          (b)  In the case of a redemption permitted under

Section 24(a)(i), immediately upon the date for redemption set forth (or determined in the manner specified in) in a resolution of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the

Rights Agent and without any further action and without any

notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to

receive the Redemption Price for each Rights so held.  In the case of a redemption permitted only under Section 24(a)(ii),

evidence of which shall have been filed with the Rights Agent,

the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price upon the later of ten Business Days following the giving of such notice or the expiration of any period during which the rights under Section

11(a)(ii) may be exercised.  The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within ten days after the action of the Board of Directors ordering any such redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Transfer Agent for the Common Stock.

Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Neither the

Company nor any of its Affiliates or Associates may redeem,

acquire or purchase for value any Rights at any time in any

manner other than that specifically set forth in this Section 24 and other than in connection with the purchase of Common Stock prior to the Distribution Date.

          (c)  In the case of a redemption permitted under

Section 24(a)(i) or (ii), the Company may, at its option,

discharge all of its obligations with respect to the Rights by

(i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement and (ii) mailing payment of the Redemption Price to the registered holders of the

Rights at their last addresses as they appear on the registry books of Transfer Agent of the Common Stock, and upon such

action, all outstanding Rights Certificates shall be null and void without any further action by the Company.

     Section 25.    Exchange.
                    --------
          (a)  The Board of Directors of the Company may, at its

option, at any time after any Person becomes an Acquiring Person,

exchange all or part of the then outstanding and exercisable

Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) and 11(a)(ii) hereof)

for Common Stock of the Company at an exchange ratio of one

Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar

transaction involving either the Common Stock or the Preferred

Stock occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person

(other than the Company, any Subsidiary of the Company, any

employee benefit plan of the Company or any such Subsidiary, any entity holding Common Stock for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of such a plan), together with all Affiliates and Associates of such

Person, becomes the Beneficial Owner of 50% or more of the Common

Stock then outstanding.

          (b)  Immediately upon the action of the Board of

Directors of the Company ordering the exchange of any Rights pursuant to Section 25(a) hereof and without any further action and without any notice, the right to exercise such rights shall terminate and the only right thereafter of a holder of such

Rights shall be to receive that number of shares of Common Stock equal to the number of such rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the

validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner

herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than

Rights which have become void pursuant to the provisions of

Sections 7(e) and 11(a)(ii) hereof) held by each holder of

Rights.

          (c)  In any exchange pursuant to this Section 25, the

Company, at its option, may substitute Preferred Stock (or

equivalent preferred stock, as such term is defined in Section

11(b) hereof) for some or all of the Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or equivalent preferred share) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

          (d)  The Board shall not authorize any exchange

transaction referred to in Section 25(a) hereof unless at the time such exchange is authorized there shall be sufficient Common

Stock and/or Preferred Stock issued but not outstanding, or

authorized but unissued, to permit the exchange of Rights as contemplated in accordance with this Section 25.

     Section 26.  Notice of Certain Events.  In case the Company
                  ------------------------
shall propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained

earnings of the Company) or (ii) to offer to the holders of

Preferred Stock rights or warrants to subscribe for or to

purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or

(iii) to effect any reclassification of its Preferred Stock

(other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which does not

violate Section 11(b) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its

Subsidiaries (taken as a whole) to, any other Person or Persons

(other than the Company and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 14(b)

hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with

Section 27 hereof, a notice of such proposed action to the extent feasible, and file a certificate with the Rights Agent that

effect, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale,

transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be
so given in the case of any action covered by clause (i) or (ii)

above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of, participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

          (b)  In case of a Section 11(a)(ii) Event, then, (i)

the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 27 hereof, a notice of the occurrence of such event, which notice shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof and (ii) all references in the preceding Section 26(a) to Preferred Stock shall be deemed thereafter to refer also, if appropriate, to

Common Stock and/or, if appropriate, other securities of the

Company.

     Section 27.  Notices.  Notices or demands authorized by this
                  -------
Agreement to be given or made by the Rights Agent or by the

holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:


                      FirstFed Financial Corp.
                      401 Wilshire Boulevard
                      Santa Monica, California  90401-1490
                      Telecopier:  310-319-6046
                      Attention:  Secretary

Subject to the provisions of Section 22, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights

Agent shall be addressed (until another address is filed in

writing with the Company) as follows:

                      Harris Trust and Savings Bank
                      311 West Monroe Street
                      Post Office Box 755
                      Chicago, Illinois  60690
                      Telecopier:  312-765-8052
                      Attention:  Susan Shadel

The method of delivery of all documents is at the option and risk of the sender and not Harris Trust and Savings Bank.  If such delivery is by mail, registered or certified mail with return receipt requested, properly insured, is recommended.

        Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any

Rights Certificate or, if prior to the Distribution Date, to the holder of certificates representing Common Stock shall be

sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 28.  Supplements and Amendments.  Prior to the
                  --------------------------
Distribution Date, the Company and the Rights Agent shall, if the

Company so directs, supplement or amend any provision of this

Agreement without the approval of any holders of certificates representing Common Stock.  From and after the Distribution Date,

the Company and the Rights Agent, shall, if the Company so

directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions

hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided,

however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting,

enhancing or clarifying the rights of, and/or the benefits to,

the holders of

Rights.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 28,

the Rights Agent shall execute such supplement or amendment

provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under

Sections 19 or 21 of this Agreement.  Notwithstanding anything in this Agreement to the  contrary,  no supplement or amendment that changes the rights and duties of the Rights Agent under this

Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent.

Prior to this Distribution Date, the interests of the holders of

Rights shall be deemed coincident with the interests of the

holders of Common Stock.

     Section 29.  Determination and Actions by the Board of
                  -----------------------------------------
Directors, etc.  For all purposes of this Agreement, any
--------------
calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial

Owner, shall be made in accordance with the last sentence of Rule

13d-3(d)(1)(i) of the General Rules and Regulations under the

Exchange Act as in effect on the date of this Agreement.  The

Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the

Company, or as may be necessary or advisable in the

administration of this Agreement, including, without limitation,

the right and power to (i) interpret the provisions of this

Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation, a determination to redeem or not redeem the

Rights or to amend the Agreement).  All such actions,

calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith,

shall (x) be final, conclusive and binding on the Company, the

Rights Agent, the holders of the Rights Certificates and all other parties, and (y) not subject the Board to any liability to the holders of the Rights Certificates.

     Section 30.  Successors.  All the covenants and provisions
                  ----------
of this Agreement by or for the benefit of the Company or the

Rights Agent shall bind and inure to the benefit of their

respective successors and assigns hereunder.

     Section 31.  Benefits of this Agreement.  Nothing in this
                  --------------------------
Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered

holders of the Rights Certificates (and, prior to the

Distribution Date, the Common Stock) any legal or equitable

right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the

Rights Agent and the registered holders of the Rights

Certificates (and, prior to the Distribution Date, the Common

Stock).

     Section 32.  Severability.  If any term, provision, covenant
                  ------------
or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or

unenforceable, the remainder of-the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 33.  Governing Law.  This Agreement, each Right and
                  -------------
each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State.

     Section 34.  Counterparts.  This Agreement may be executed
                  ------------
in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such

counterparts shall together constitute but one and the same

instrument.

     Section 35.  Descriptive Headings.  Descriptive headings of
                  --------------------
the several Sections of this Agreement are inserted for

convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



Attest:                         FIRSTFED FINANCIAL CORP.
                    [SEAL]


__________________________      By:   ____________________________
Name:  Ann E. Lederer           Name:  Babette E. Heimbuch
Title: Secretary and General    Title: President and CEO
       Counsel


Attest:                         HARRIS TRUST AND SAVINGS BANK,
                    [SEAL]      as Rights Agent


__________________________      By:  _____________________________
Name:                           Name:
Title:                          Title:

                            EXHIBIT A
                            ---------

   AMENDED CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                   OF SERIES A PREFERRED STOCK

                               of
                    FIRSTFED FINANCIAL CORP.
     Pursuant to Section 151 of the General Corporation Law
                    of the State of Delaware



        FirstFed Financial Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

        That (i) pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors on November 2, 1988, adopted a resolution creating a series of 250,000 shares of Preferred Stock designated as "Series A Preferred Stock"; (ii) the Corporation filed a Certificate of Designation, Preferences and Rights of Series A Preferred Stock on November 4, 1988 (the "Certificate of Designation"), and (iii) no shares of the Series A Preferred Stock have been issued.

The Corporation DOES HEREBY FURTHER CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by Article FOURTH of the Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors on June 25, 1998, adopted the following resolution amending the Certificate of Designation originally filed with the Secretary of State of Delaware on November 4, 1988, that created a series of preferred stock designated as "Series A Preferred Stock:"

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article FOURTH of the Certificate of Incorporation, the Certificate of Designation originally filed with the Secretary of State of the State of Delaware on November 4, 1988, that created a series of preferred stock designated as "Series A Preferred Stock" of the Corporation be, and it hereby is, amended, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

        Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" $0.01 par value per share, and the number of shares constituting such series shall be 250,000. Such number of shares may be increased or decreased by resolution of

                              -A1-
the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         Section 2. Dividends and Distributions.

        (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock in preference to the holders of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00, or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after November 15, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock unless the date of issue of such shares is prior

                               -A2-
to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights.  The holders of shares of
 Series A Preferred Stock shall have the following voting rights:

          (A)  Subject to the provision for adjustment
 hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six
 (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

               (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph
(iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a

                              -A3-
class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

               (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Corporate Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

               (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph
 (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the

                              -A4-
 number of Directors shall be such number as may be provided for in, or pursuant to, the Restated Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

          (D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

        (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                      (i)     declare or pay dividends on, make
         any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                      (ii)    declare or pay dividends on or make
         any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                      (iii)   redeem or purchase or otherwise
         acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                      (iv)    purchase or otherwise acquire for
         consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the

                              -A5-
         respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received per share, the greater of 1,000 times the exercise price per right or 1,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth-in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                              -A6-

        (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

        Section 8. Redemption.  The shares of Series A Preferred
Stock shall not be redeemable.

        Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

        Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the holders of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of Series A Preferred Stock voting separately as a class.

        Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                              -A7-

     IN WITNESS WHEREOF, I have executed and subscribed this Amended Certificate of Designation and do affirm the foregoing as true under the penalties of perjury, this 25th day of June, 1998.


                                     FIRSTFED FINANCIAL CORP.


                                     By:_______________________
                                     Name:  Ann E. Lederer
                                     Title: Secretary and General
                                            Counsel




















                              -A8-

                            Exhibit B
                            ---------

                  [Form of Rights Certificate]
                  ----------------------------
Certificate No. R-                                ______ Rights

          NOT EXERCISABLE AFTER NOVEMBER 15, 2008
          OR EARLIER IF NOTICE OF REDEMPTION IS
          GIVEN.  THE RIGHTS ARE SUBJECT TO
          REDEMPTION, AT THE OPTION OF THE
          COMPANY, AT $.01 PER RIGHT ON THE TERMS
          SET FORTH IN THE RIGHTS AGREEMENT. THE
          RIGHTS ARE SUBJECT TO EXCHANGE, AT THE
          OPTION OF THE COMPANY, AT ONE COMMON
          SHARE PER RIGHT ON THE TERMS SET FORTH
          IN THE RIGHTS AGREEMENT. [THE RIGHTS
          REPRESENTED BY THIS RIGHTS CERTIFICATE
          ARE OR WERE BENEFICIALLY OWNED BY A
          PERSON WHO WAS OR BECAME AN ACQUIRING
          PERSON, OR AN ASSOCIATE, AFFILIATE OR
          TRANSFEREE OF AN ACQUIRING PERSON
          ACCORDINGLY, THIS RIGHTS CERTIFICATE AND
          THE RIGHTS REPRESENTED HEREBY ARE NULL
          AND VOID.](1)

                       Rights Certificate
                    FIRSTFED FINANCIAL CORP.

     This certifies that ___________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of June 25, 1998 (the "Rights Agreement") between FirstFed Financial Corp., a Delaware corporation (the "Company"), and Harris Trust and Savings Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Chicago time) on November 15, 2008 at the principal office of the Rights Agent in Chicago, Illinois, one one-thousandth of a fully paid, nonassessable share of Series A Preferred Stock (the "Preferred Stock") of the Company, at a

_______________
(1) The portion of the Legend in brackets shall be inserted only if applicable.

                              -B1-
purchase price of $200.00 per one one-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 25, 1998 based on the Preferred Stock as constituted at such date.
As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are also available upon written request to the Company.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exercised for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right. Subject to the provisions of the Rights Agreement, the Company, at its option, may elect to mail payment of the redemption price to the registered holder of the Right at the time of redemption, in which event this certificate may become void without any further action by the Company.

     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder, as such, of any Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of

                              -B2-
the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided Section 26 of the Rights Agreement), or to receive dividends or other distributions or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.






















                              -B3-

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________.

ATTEST:                         _______________________________



_____________________________   _______________________________
Name:                           Name:
Title:                          Title:

Countersigned:

HARRIS TRUST & SAVINGS BANK,
as Rights Agent


____________________________
     Authorized Signature



















                              -B4-

          [Form of Reverse Side of Rights Certificate]

                       FORM OF ASSIGNMENT
                       ------------------
        (To be executed by the registered holder if such
       holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ______________________________ hereby sell, assigns and transfers unto ___________________________________
______________________________________________________________
          (Please print name and address of transferee)
______________________________________________________________

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:_____________, ____

                                   ___________________________
                                   Signature

Signature Guaranteed:



















                              -B5-

                           Certificate
                           -----------
     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate, Associate or transferee of any such Acquiring Person (as such terms are defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it did not acquire the Rights evidenced by this Rights Certificate from any Person who is, or was an Acquiring Person, or an Affiliate, Associate or transferee of any such Acquiring Person (as such terms are defined in the Rights Agreement).

Dated: __________, ____

                                   ___________________________
                                   Signature

                             NOTICE
                             ------
     The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person, or any Affiliate, Associate or transferee of such Acquiring Person (as such terms are defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.












                              -B6-

                  FORM OF ELECTION TO PURCHASE
                  ----------------------------
              (To be executed if holder desires to
           exercise the Rights Certificate pursuant to
           Section 11(a)(ii) of the Rights Agreement.)

To FIRSTFED FINANCIAL CORP.:

     The undersigned hereby irrevocably elects to exercise ___________ Rights represented by this Rights Certificate to purchase the shares of Common Stock (or such other securities of the Company) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:
_________________________________________________________________
  (Please insert social security or other identifying number)
_________________________________________________________________
                 (Please print name and address)
_________________________________________________________________

     The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant each of to
Section 11(a)(ii) and Section 13 of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

_________________________________________________________________
Please insert social security or other identifying number
(complete only if Rights Certificate is to be registered in a name other than the undersigned)

_________________________________________________________________
                 (Please print name and address)
_________________________________________________________________



Dated: ____________, ____

                                        __________________________
                                        Signature

Signature Guaranteed:





                              -B7-

                           Certificate
                           -----------

The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or Affiliate, Associate or transferee of any such Acquiring Person (as such terms are defined in the Rights Agreement);

     (2)   after due inquiry and to the best knowledge of the
undersigned, it [    ] did [   ] did not acquire the Rights
evidenced by this Rights Certificate from any Person who is, or was an Acquiring Person, or an Affiliate, Associate or transferee of any such Acquiring Person (as such terms are defined in the Rights Agreement).

Dated: _________, ____             ______________________________
                                   Signature


                             NOTICE
                             ------
     The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights
Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person, or any Affiliate, Associate or transferee of such Acquiring Person (as such terms are defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.












                              -B8-

                  FORM OF ELECTION TO PURCHASE
                  ----------------------------
              (To be executed if holder desires to
     exercise the Rights Certificate other than pursuant to
           Section 11(a)(ii) of the Rights Agreement.)

To FIRSTFED FINANCIAL CORP.:

     The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the shares of Preferred Stock (or such other securities of the Company or any other Person) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

________________________________________________________________
   (Please insert social security or other identifying number)
________________________________________________________________
                 (Please print name and address)

________________________________________________________________

     The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to each of
Section 11(a)(ii) and Section 13 of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

_________________________________________________________________
Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)
_________________________________________________________________
                 (Please print name and address)
_________________________________________________________________

_________________________________________________________________



Dated: ____________, ____
                                        __________________________
                                        Signature

Signature Guaranteed:



                              -B9-

                           Certificate
                           -----------
The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, or an Affiliate, Associate or transferee of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, or was an Acquiring Person, or an Affiliate, Associate or transferee of any such Acquiring Person (as such terms are defined in the Rights Agreement).

Dated: _________, ____             _______________________________
                                   Signature

                             NOTICE
                             ------
     The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights
Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person, or any Affiliate, Associate or transferee of such Acquiring Person (as such terms are defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.












                              -B10-

                            Exhibit C
                            ---------

                        SUMMARY OF RIGHTS

      On October 20, 1988 the Board of Directors of FirstFed Financial Corp. (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding share of common stock, $.01 par value (the "Common Stock"), of the Company to stockholders of record at the close of business on November 15, 1988 (the "Record Date"), with such Rights to expire on November 15, 1998. On June 25, 1998, the Board of Directors of the Company extended the expiration date of the Rights and adopted certain amendments to the terms of the Rights. Except as set forth below, each Right (as amended), when exercisable, entitles the registered holder to purchase from the Company one one-thousandth share of a series of preferred stock, designated as Series A Preferred Stock, $0.01 par value (the "Preferred Stock"), at a price of $200.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights, as amended, are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. Until the earlier to occur of (i) the first date of public announcement that, without the prior consent of the Company, a Person (as defined in the Rights Agreement), alone or together with its Affiliates and Associates (as defined in the Rights Agreement), has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock of the Company (the "Stock Acquisition Date") or (ii) the close of business on the tenth (10th) business day (unless such date is extended by the Board of Directors) following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any Person or group of related Persons becoming an Acquiring Person, without the prior consent of the Company (the earliest of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of June 25, 1998, by such Common Stock certificates.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with Common Stock certificates. From as soon as practicable after the Record Date and until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after June 25, 1998 upon transfer, replacement or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any Common Stock certificates outstanding as of the Record Date (with or without this Summary or Rights attached) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

                              -C1-

      The Rights are not exercisable until the Distribution Date and will expire on November 15, 2008, unless earlier redeemed by the Company as described below.

      The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above).

      The Purchase Price is also subject to adjustment in the event of a stock split of the outstanding shares of Common Stock, or a stock dividend on the outstanding shares of Common Stock payable in shares of Common Stock, or subdivisions, consolidations or combinations of the outstanding shares of
Common   Stock  occurring,  in  any  such  case,  prior  to   the
Distribution Date.

      With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Rights will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Rights on the last trading date prior to the date of on which such fractional Rights would otherwise be issuable.

     In the event that any Person becomes an Acquiring Person (unless pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Disinterested Directors to be both adequate and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer")), proper provision shall be made so that each holder of a Right will thereafter have the right for a 60-day period after the later of (i) the date of such event or (ii) the effectiveness of an appropriate registration statement, to receive upon exercise of the Right that number of units of one one-thousandths of a share of Preferred Stock (or, under certain circumstances, shares of Common Stock or other securities) having an average market value during a specified time period (immediately prior to the occurrence of a Person becoming an Acquiring Person) of two times the Purchase Price of the Right (such right being called the "Flip-In Right"). Disinterested Directors are directors of the Company who are not (i) officers or employees of the Company,
(ii) Acquiring Persons or Affiliates or Associates thereof, or representatives of any of them, or (iii) any Person who was directly or indirectly proposed or nominated as a director of the Company by an Acquiring Person.

                              -C2-

      In the event that, at any time on or following the Stock Acquisition Date, the Company is, directly or indirectly, acquired in a merger or other business combination transaction or 50% or more of the Company's assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right (except a Right voided as set forth below) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which, on the date of the consummation of such transaction, would have a market value of two times the Purchase Price of the Right (such right being called the "Flip-Over Right").

      The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises the Flip-In Right. Upon the occurrence of any of the events giving rise to the exercisability of the Flip-Over Right or the Flip-In Right, any Rights that are or were at any time owned by an Acquiring Person engaging in any of such transactions or receiving the benefits thereof on or after the time the Acquiring Person becomes such shall become null and void insofar as they relate to the Flip-Over Right or the Flip-In Right.

      The number of outstanding Rights associated with each share of Common Stock and the voting and economic rights of each one one-thousandth of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

      At any time prior to the earlier to occur of (i) the close of business on the Stock Acquisition Date or (ii) the expiration of the Rights, the Company may redeem the rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which redemption shall be effective upon the authorization of a majority of the Board of Directors. Additionally, following the Stock Acquisition Date and the expiration of the period during which the Flip-In is exercisable, the Company may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Company in which all holders of Common Stock are treated alike, but not involving an Acquiring Person or any Affiliates or Associates thereof. The redemption of Rights described in the preceding sentence shall be effective only as of such time when the Flip-in Right is not exercisable, and in any event, only after 10 business days prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     At any time after a Person becomes an Acquiring Person but before such Acquiring Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding, the Company may, at its option, exchange all or part of the then outstanding and exercisable Rights (other than those owned by the Acquiring Person, together with any Affiliates and Associates of such Acquiring Person,

                              -C3-
which have become null and void) at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction involving either the Common Stock or the Preferred Stock occurring after the date hereof (the "Exchange Ratio"). Immediately upon the action of the Board of Directors ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.

     The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such stock). Each share of Preferred Stock will have a preferential quarterly dividend in an amount equal to 1,000 times the dividend declared on each share of Common Stock, but in no event less than $10.00. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment equal to the greater of 1,000 times the payment made per share of Common Stock. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment per share equal to the greater of 1,000 times the Purchase Price per Right or 1,000 times the payment made per each share of Common Stock.

     Each share of Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock, on all matters submitted to a vote of the shareholders of the Company. If the Company fails to pay dividends on the Preferred Stock for a specified period (a "default period"), the holders of Preferred Stock shall have the additional right to elect two (2) directors to the Board of Directors until such default period expires.

       In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends and liquidation, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares of Preferred Stock will be issuable; however, the Company may elect to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one one-thousandth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The terms of the Rights may be amended by the Board of Directors of the Company and the Rights Agent, (i) prior to the Distribution Date in any manner, and (ii) on or after the Distribution Date to cure any ambiguity, to shorten or lengthen any time period under the Rights Agreement, to correct or supplement any provision of the Rights Agreement which may be defective or inconsistent with any other provisions, or in any manner not adversely affecting the interests of the holders of the Rights.

                              -C4-

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Form 8-A/A amending the Company's Registration Statement on Form 8-A, previously filed on November 4, 1988. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and its qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.




















                              -C5-